UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to 240.14a-12
Terra Industries Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On September 15, 20009, Terra Industries Inc. (“Terra”) used the following presentation at the Credit Suisse Chemical & Ag Science Conference and posted it on Terra’s website (www.terraindustries.com):

Delivering Shareholder Value Presented by: Dan Greenwell, CFO Credit Suisse Chemical & Ag Science Conference September 15, 2009

Forward-Looking Statements Certain statements in this communication may constitute "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. Words such as "expects," "intends," "plans," "projects," "believes," "estimates," and similar expressions are used to identify these forward-looking statements. These include, among others, statements relating to: changes in financial markets, general economic conditions within the agricultural industry, competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs), changes in product mix, changes in the seasonality of demand patterns, changes in weather conditions, changes in environmental and other government regulation, and changes in agricultural regulations. Additional information as to these factors can be found in Terra's 2008 Annual Report/10-K, in the sections entitled "Business," "Legal Proceedings," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and in the Notes to the consolidated financial statements.

Important Information and Where to Find It On June 26, 2009, Terra filed with the Securities and Exchange Commission (the "SEC") a revised preliminary proxy statement in connection with its 2009 Annual Meeting, which is available free of charge at the SEC's Web site at www.sec.gov and Terra's Web site at www.terraindustries.com. Terra plans to file with the SEC and mail to its stockholders a definitive proxy statement in connection with its 2009 Annual Meeting. Investors and security holders are urged to read the revised preliminary proxy statement, which is available now, and the definitive proxy statement relating to the 2009 Annual Meeting and any other relevant documents filed with the SEC when they become available, because they will contain important information. Investors and security holders may obtain a free copy of the definitive proxy statement and other documents (when available) that Terra files with the SEC at the SEC's Web site at www.sec.gov and Terra's Web site at www.terraindustries.com. In addition, the definitive proxy statement and other documents filed by Terra with the SEC may be obtained from Terra free of charge by directing a request to Terra Industries Inc., Attn: Investor Relations, Terra Industries Inc., 600 Fourth Street, P.O. Box 6000, Sioux City, IA 51102-6000. Important Additional Information

Certain Information Concerning Participants Terra, its directors, executive officers and certain employees specified in Annex A to Terra's revised preliminary proxy statement for the 2009 Annual Meeting, which was filed with the SEC on June 26, 2009, are participants in the solicitation of Terra's security holders in connection with its 2009 Annual Meeting. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Terra's Annual Report on Form 10- K for the year ended December 31, 2008, which was filed with the SEC on February 27, 2009 and amended on April 28, 2009, and its revised preliminary proxy statement for the 2009 Annual Meeting, which was filed with the SEC on June 26, 2009. To the extent holdings of Terra securities have changed since the amounts printed in the revised preliminary proxy statement for the 2009 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such individuals can also be obtained from the revised preliminary proxy statement relating to the 2009 Annual Meeting, which is available now, and the definitive proxy statement relating to the 2009 Annual Meeting when it is filed by Terra with the SEC. These documents (when available) may be obtained free of charge from the SEC's Web site at www.sec.gov and Terra's Web site at www.terraindustries.com. Important Additional Information (cont'd)

Terra is a strong investment proposition The leading pure play nitrogen producer with focus on more stable, higher margin products Track record of using cash to add value Strong nitrogen industry fundamentals Experienced management team with track record of delivering shareholder value Well positioned to capture growth Strong financial position Solid liquidity position

The leading pure-play nitrogen company with focus on more stable, higher margin products Leading pure play producer of nitrogen fertilizer Serves both agriculture and more stable industrial customers Upgrades significant portion of ammonia capacity to higher value- added products Focus on higher margin products vs. ammonia and urea Facilities ideally located to take advantage of low-cost natural gas and favorable transportation costs Source: Terra management. 2008 customer mix by revenue 2008 product mix by revenue 2008 revenue: $2,891 million 2008 revenue: $2,891 million

Well positioned to capture growth Upgrading enables greater growth and is designed to add value Source: Terra management. Notes: At 100% capacity. Includes additional Woodward UAN capacity (planned by end of 2010). Excludes Trinidad and UK joint ventures. Terra upgrades a significant portion of its ammonia capacity to leverage exposure to faster growing, higher margin products (thousands of short tons)

Terra is exposed to advantaged geographies and feedstocks 65% of Terra's total ammonia production volume is located inland or in gas advantaged regions Terra's mid-continent plants have lower transportation costs Terra has deliberately located its core manufacturing assets away from the U.S. Gulf Coast, where import competition is most severe United Kingdom Note: Shaded states indicate Cornbelt. Terra's production is ideally situated to serve the Cornbelt Terra Production Trinidad and Tobago NatGas at basis advantage to Henry Hub

Well positioned to capture growth Increased exposure to UAN Indexed North America Urea & UAN Volume (2003 = 100) (consumption + exports) Source: Fertecon. Expanding Woodward facility UAN capacity from 300,000 tons to 825,000 tons Positions Terra to take advantage of continued growth in UAN UAN is the fastest-growing nitrogen sub-sector in North America Terra Environmental Technologies is focused on liquid urea sales into the fast-growing environmental sector

Well positioned to capture growth UAN commands a premium Price differentials: UAN vs. Ammonia Source: Blue, Johnson & Associates. UAN margin contribution is higher than that of ammonia

UAN provides significant advantages to growers Efficiency: Protects yields through flexible application UAN can be mixed with other crop inputs (e.g. pesticides, herbicides) so the farmer can make one pass through the field Up to 1,500 acres/day of UAN can be applied, whereas ammonia is limited to ~200-300 acres/day Ammonia equipment is capital-intensive Ammonia freight/handling costs will continue to increase Field Application: Ammonia must be injected into the ground; farmers must use specialized equipment and can apply only when soil conditions are optimal (dry) UAN is non-hazardous and can be sprayed directly on the ground Safety: Ammonia is a hazardous product that must be shipped in specialized barges/railcars/trucks UAN is much safer and easier to handle UAN delivers economic benefits over ammonia. Why?

Strong nitrogen industry fundamentals Agricultural business is projected to grow over the next 10 years Planted acres of corn (acres in millions) Source: USDA. Nitrogen is required each year to fertilize crops, unlike phosphate and potash, whose application can be discretionary Nitrogen consumption is expected to be robust, driven by planted acres of corn

1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Actual 619 627.1 622.8 619.5 617.6 609.8 620.4 617 613.7 621.6 623.2 626.9 627.6 633.1 Trend 617.4 618 618.6 619.2 619.8 620.5 621.1 621.7 622.3 622.9 623.5 624.1 624.8 625.4 626 626.6 627.2 627.8 628.4 629.1 629.7 Foreign per capita grain consumption shows accelerated growth There was a big increase in wheat for feed in 2008-09 Source: Doane, Outlook 2009

1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008* 2009* 2010* 58.9 50.7 52.6 57.6 58.5 54.8 57.5 56.8 60.1 50.5 70.2 82.3 86.6 68 87.4 93.5 54 81.7 Outlook for farm income Crop prices generally rising in recent weeks, due to 2009 production potential Soybean prices have also been boosted by strong exports and tightening stocks Livestock cash receipts will be down this year due to lower prices for milk, hogs and cattle Crop cash receipts will be down by about $10 billion as a result of lower prices compared to the very strong prices recorded in 2008 Cash production expenses likely to be down by about $8 billion due to lower costs for feed, fuel and fertilizer; costs for almost all other production inputs will be up Net cash farm income falls from the record high of around $93 billion in 2008 to about $54 billion in 2009 Source: Doane, USDA Farm incomes remain strong by historical standards. The average size of a U.S. farm is 418 acres.

Strong nitrogen industry fundamentals Stable margin industrial and growing environmental businesses Industrial Chemicals Environmental Technologies Growth driven by increased emission reduction requirements Stable margin business Leading North American producer of ammonia and derivatives, such as: Ammonium nitrate as a blasting product for mining applications Nitric acid as a raw material for nylon fibers, polyurethane foams, specialty fibers, and other nitrogen products Leader in NOx abatement reagents The leading North American diesel exhaust fluid (DEF) producer Dedicated DEF production capacity Dedicated technical team Full supply chain oversight

Uniquely positioned to serve DEF markets Resistant to offshore competition due to quality requirements: Liquid product expensive to transport due to water content Granular product uses formaldehyde as a stabilizer, which fouls catalyst systems Market: By 2018, expect U.S. market to be ~2.5 million tons of urea equivalent Terra plans to realize a 50% market share Additional domestic capacity needed within a few years: Terra will decide within 12 to 18 months where/how to expand capacity Contribution to bottom line: Margins generally better than ag and other industrial margins Expect $400-$500 million in annual revenues by 2015 as market matures

Projected DEF volumes are encouraging 2010 2011 2012 2013 2014 2015 2018 3.5% Dosing Rate 0.125838 0.285481 0.467655 0.742728 1.006757 1.265458 2.530262 4-6% Dosing Rate 0.167784 0.374157 0.603302 0.94182 1.260094 1.566701 3.036314 4-6% Dosing Rate 3-5% Dosing Rate Source: Terra management. Based on diesel gallons consumed.

United States India S. Korea Belgium France Turkey Taiwan Germany Netherlands Finland Others Ammonia imports important for U.S. nitrogen supply Source: Fertecon, Ammonia Outlook 2009-5 World Ammonia Imports 2008 Total: 18.4 million tonnes

Fertilizer import volumes Nitrogen import volumes for the 2008/2009 fertilizer year are down significantly. Source: USITC

Improved outlook for remainder of 2009 We started with: $1 billion of cash and deposits Reasonable product inventories Strong TET sales into industrial and environmental sectors Lower tax rate (30-32%) In H2/09 we expect: Healthy N fertilizer demand Strengthening nitrogen selling prices Continued moderate natural gas costs Still a question: When will industrial demand rebound? Terra is well-positioned to benefit from positive fundamental drivers in the 2009 second half.

Strong financial position Track record of financial performance Total revenue EBITDA '04-'08 CAGR: 22% '04 - '08 CAGR: 47% Source: Terra management. Figures as reported. Note: See EBITDA reconciliation to net income on Slide 29 and GAAP Reconciliation Disclosure on Slide 28. ($ in millions) ($ in millions)

Experienced management team with track record of actively delivering shareholder value

Track record of creating shareholder value through:

- Increasing upgrading capacity at existing facilities
- Expanding business lines that generate predictable margins/decrease volatility in business model:
  - ✓ Terra Environmental Technologies
  - ✓ Yazoo City modifications/Orica agreement
  - ✓ Deepwater terminals
- Divesting non-core assets
  - ✓ Blytheville terminal
  - ✓ Beaumont methanol
- Proven ability to execute external growth opportunities:
  - ✓ Mississippi Chemical acquisition
  - ✓ UK joint venture with Kemira
  - ✓ ICI UK acquisition
  - ✓ Agriculture, Minerals & Chemical (AMC) acquisition

Total shareholder return



1,900
1,700
1,500
1,300
1,100
900
700
500
300
100
Indexed Price
906%
465%
1-Jan-04
15-Feb-05
3-Apr-06
18-May-07
4-Jul-08
21-Aug-09
Terra Industries Inc.
North American Fertilizers

Source: Factset.
Note: Dividends included on ex-date.
North American Fertilizer index is market cap weighted and includes Agrium, CF Industries, Mosaic, Intrepid Potash and PotashCorp.

September 15, 2009

21

Solid liquidity position Liquidity position (06/30/09) (1) Financial objectives Source: Terra management. (1) Net of $8.0 million L/Cs. No illiquid or auction rate securities ($ in millions) Pursue a disciplined capital program, focused on: Improving efficiency Reducing costs Continuously focus on low-cost production Generate significant cash flow over the cycle Ensure adequate liquidity through the cycle Strong balance sheet in a credit constrained market

Track record of using cash to add value Recent and future initiatives Capital allocations 2004-2008 Source: Terra management. Woodward UAN capacity expansion Improves long-term earnings Expanded/extended share buyback At June 30, 2009, 7.4 million shares remained available under the 12.8 million share buyback program Restart idled Donaldsonville facility Instituted quarterly 10¢ common share dividend Potential opportunities: Continue to evaluate projects to increase upgrading capacity at additional Terra facilities Continue to invest in efficiency Always open to acquisition opportunities consistent with our strategy

Terra's strategy is right for the current environment and for potential future cycles Terra's strategy for managing the current environment Why we're optimistic Manage production to meet demand, control inventories Leverage advantageous gas pricing in energy markets Use cash reserves to reinvest in the Company through capital projects and/or strategic opportunities Farm incomes are projected to remain strong Agriculture fundamentals remain positive Global population and demand for more protein continues to grow Global grain inventories are low Terra's industrial business focuses on mining, power generation and government- mandated emissions reduction, so is somewhat insulated from effects of an economic slowdown Competitors are now even less likely to build new capacity due to uncertain economic outlook and significant differential between cost to buy vs. build Terra is well positioned throughout industry cycles: North American assets have competitive advantages in natural gas and freight costs Terra is financially solid Management has successfully navigated the Company through previous cycles

Terra will deliver value for its shareholders Strong balance sheet with cash reserves Product mix oriented to the growth trends in upgraded products for agricultural and industrial businesses Environmental Technologies business, which is uniquely positioned for revenue and margin growth Sufficient scale to efficiently manage supply in the context of demand fluctuations Diverse customer and business mix without significant customer or business concentrations Geographic asset diversification and lower transportation costs to end-users Pure play focus on nitrogen products

Conclusion: Terra is a strong investment proposition The leading pure play nitrogen producer with focus on more stable, higher margin products Track record of using cash to add value Strong nitrogen industry fundamentals Experienced management team with track record of delivering shareholder value Well positioned to capture growth Strong financial position Solid liquidity position

Questions & Answers

GAAP Reconciliation Disclosure Terra prepares its financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"). However, management believes that certain non-GAAP financial measures used to manage Terra's business that fall within the meaning of Regulation G (Disclosure of Non-GAAP Financial Measures) of the SEC may provide users of the financial information with additional meaningful information. Terra has provided EBITDA and adjusted nitrogen earnings, which are non-GAAP financial measures. Terra's management evaluates it business and makes certain operating decisions using these adjusted numbers. A reconciliation between GAAP and the non-GAAP measure is provided. These non-GAAP measures should not be considered a substitute for GAAP measures.

EBITDA Reconciliation Terra Industries ($ in millions) Source: Terra management. 2004 2008 Net income (loss) from continuing operations $66 $633 (+) Income tax provision (benefit (0) 240 (-) Interest income (3) (23) (+) Interest expense 53 27 (+) Depreciation and amortization 89 88 EBITDA $204 $964